Exhibit 24.8
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of NACCO Industries, Inc. hereby appoints Elizabeth I. Loveman as the true and lawful attorney or attorney-in-fact, with full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, to sign on behalf of the undersigned as director of NACCO Industries, Inc., a Delaware corporation, an Annual Report pursuant to Section 13 of the Securities Exchange Act of 1934 on Form 10-K for the fiscal year ended December 31, 2022 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorney-in-fact full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorney-in-fact substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ Roger F. Rankin	February 22, 2023
Roger F. Rankin	Date